Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2023 FIRST-QUARTER RESULTS
•Demand for railcars remains strong across all regions
•First-quarter investment volume totals $387 million
•Company reiterates 2023 full-year earnings guidance

CHICAGO, April 25, 2023 - GATX Corporation (NYSE:GATX) today reported 2023 first-quarter net income of $77.4 million, or $2.16 per diluted share, compared to net income of $75.8 million, or $2.10 per diluted share, in the first quarter of 2022. The 2023 first-quarter results included a net negative impact of $1.3 million, or $0.04 per diluted share, from Tax Adjustments and Other Items. The 2022 first-quarter results included a net negative impact of $8.5 million, or $0.24 per diluted share, from Tax Adjustments and Other Items. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

"Consistent with our expectations coming into the year, demand across our global railcar fleets remains robust," said Robert C. Lyons, president and chief executive officer of GATX. "At Rail North America, fleet utilization remained high at 99.3% at the end of the first quarter and the renewal success rate during the quarter was 77.9%. The renewal lease rate change of GATX’s Lease Price Index was positive 34.3%. We continue to capitalize on current market conditions by increasing renewal lease rates and lengthening lease terms, thereby locking in high-quality, long-term cash flow.

"During the first quarter, we continued to identify attractive investment opportunities in North America. In addition to successfully placing deliveries of new railcars under our existing and new supply agreements, we acquired over 1,000 railcars in the secondary market that are on long-term leases with attractive rates.

"Rail International performed well, with Rail Europe experiencing higher renewal lease rates versus expiring rates for most car types. Furthermore, we are making progress on our goal of growing and diversifying our fleets in Europe and India, adding a combined total of nearly 1,000 newly built cars in the first quarter. At Portfolio Management, results were driven by improved performance at our Rolls-Royce and Partners Finance affiliates as global air travel continues to recover."

Mr. Lyons concluded, “Based on our solid start in the first quarter, our 2023 full-year earnings estimate remains unchanged at $6.50–$6.90 per diluted share, excluding the impact of Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $95.2 million in the first quarter of 2023, compared to $120.4 million in the first quarter of 2022. Lower segment profit was primarily the result of lower gains on asset dispositions, partially offset by higher lease revenue.

At March 31, 2023, Rail North America’s wholly owned fleet was composed of approximately 110,000 cars, including approximately 8,800 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.3% at the end of the first quarter, compared to 99.5% at the end of the prior quarter and 99.3% at the end of the first quarter of 2022. During the first quarter of 2023, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was positive 34.3%. This compares to an LPI of positive 29.7% in the prior quarter and positive 9.3% in the first quarter of 2022. The average lease renewal term for all cars included in the LPI during the first quarter was 37 months, compared to 34 months in the prior quarter and 30 months in the first quarter of 2022. The 2023 first-quarter renewal success rate was 77.9%, compared to 85.7% in the prior quarter, and 80.0% in the first quarter of 2022. Rail North America’s investment volume during the first quarter was $296.5 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $23.5 million in the first quarter of 2023, compared to $24.9 million in the first quarter of 2022. Compared to the prior year period, results were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates. In the first quarter of 2023, we completed the sale of Rail Russia.

At March 31, 2023, GATX Rail Europe’s (GRE's) fleet consisted of approximately 28,500 cars. Utilization was 98.5%, compared to 99.3% at the end of the prior quarter and 99.0% at the end of the first quarter of 2022. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $28.3 million in the first quarter of 2023, compared to segment loss of $3.9 million in the first quarter of 2022. The 2023 first-quarter segment profit included a net negative impact of $1.6 million from Tax Adjustments and Other Items. The 2022 first-quarter segment profit included a net negative impact of

$15.3 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items. Excluding these impacts, higher 2023 first-quarter segment profit was driven by a higher share of affiliates earnings from the Rolls-Royce and Partners Finance affiliates, due to improved performance across the existing engine leasing portfolio and higher remarketing income.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2023 first-quarter results. Call details are as follows:

Tuesday, April 25, 2023
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 or 1-647-362-9199 / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), April 25, 2023.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2022, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the impact of the ongoing military action between Russia and Ukraine, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general, including supply chain challenges and disruptions
•the duration and effects of the global COVID-19 pandemic and measures taken in response, including adverse impacts on our operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions or increased interest rates
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•prolonged inflation or deflation
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(4/25/23)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31
	2023	2022
Revenues
Lease revenue	$302.0	$283.3
Marine operating revenue	3.5	6.2
Other revenue	33.4	27.1
Total Revenues	338.9	316.6
Expenses
Maintenance expense	83.9	74.6
Marine operating expense	2.0	4.2
Depreciation expense	89.8	89.5
Operating lease expense	9.0	9.1
Other operating expense	11.0	10.7
Selling, general and administrative expense	50.4	47.2
Total Expenses	246.1	235.3
Other Income (Expense)
Net gain on asset dispositions	47.1	73.7
Interest expense, net	(59.0)	(51.2)
Other expense	(4.0)	(2.0)
Income before Income Taxes and Share of Affiliates’ Earnings	76.9	101.8
Income taxes	(20.2)	(22.4)
Share of affiliates’ earnings (losses), net of taxes	20.7	(3.6)
Net Income	$77.4	$75.8

Share Data
Basic earnings per share	$2.19	$2.13
Average number of common shares	35.3	35.5

Diluted earnings per share	$2.16	$2.10
Average number of common shares and common share equivalents	35.8	36.0

Dividends declared per common share	$0.55	$0.52

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2023	2022
Assets
Cash and Cash Equivalents	$177.4	$303.7
Restricted Cash	0.2	0.3
Short-Term Investments	—	148.5
Receivables
Rent and other receivables	70.8	71.4
Finance leases (as lessor)	116.3	96.5
Less: allowance for losses	(6.0)	(5.9)
	181.1	162.0

Operating Assets and Facilities	11,961.9	11,675.0
Less: allowance for depreciation	(3,470.0)	(3,424.7)
	8,491.9	8,250.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	235.4	243.5
	235.4	243.5

Investments in Affiliated Companies	597.6	575.1
Goodwill	118.3	117.2
Other Assets ($16.2 and $40.0 related to assets held for sale)	246.2	271.4
Total Assets	$10,048.1	$10,072.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$174.7	$202.2
Debt
Commercial paper and borrowings under bank credit facilities	20.3	17.3
Recourse	6,360.9	6,431.5
	6,381.2	6,448.8
Lease Obligations (as lessee)
Operating leases	246.2	257.9
	246.2	257.9

Deferred Income Taxes	1,049.1	1,031.5
Other Liabilities	95.4	102.0
Total Liabilities	7,946.6	8,042.4
Total Shareholders’ Equity	2,101.5	2,029.6
Total Liabilities and Shareholders’ Equity	$10,048.1	$10,072.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2023
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$215.1	$70.4	$8.3	$8.2	$302.0
Marine operating revenue	—	—	3.5	—	3.5
Other revenue	23.8	2.9	4.5	2.2	33.4
Total Revenues	238.9	73.3	16.3	10.4	338.9
Expenses
Maintenance expense	66.9	15.9	—	1.1	83.9
Marine operating expense	—	—	2.0	—	2.0
Depreciation expense	65.5	15.7	5.4	3.2	89.8
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	7.0	2.2	0.9	0.9	11.0
Total Expenses	148.4	33.8	8.3	5.2	195.7
Other Income (Expense)
Net gain (loss) on asset dispositions	47.8	0.8	(1.5)	—	47.1
Interest (expense) income, net	(42.3)	(12.5)	(5.7)	1.5	(59.0)
Other (expense) income	(0.4)	(4.3)	(0.5)	1.2	(4.0)
Share of affiliates' pre-tax (losses) earnings	(0.4)	—	28.0	—	27.6
Segment profit	$95.2	$23.5	$28.3	$7.9	$154.9
Less:
Selling, general and administrative expense					50.4
Income taxes (includes $6.9 related to affiliates' earnings)					27.1
Net income					$77.4

Selected Data:
Investment volume	$296.5	$81.1	$—	$9.4	$387.0

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains (losses) on disposition of owned assets	$44.7	$0.4	$(0.4)	$—	$44.7
Residual sharing income	0.1	—	0.1	—	0.2
Non-remarketing net gains (1)	3.0	0.4	—	—	3.4
Asset impairments	—	—	(1.2)	—	(1.2)
	$47.8	$0.8	$(1.5)	$—	$47.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$200.7	$67.6	$8.3	$6.7	$283.3
Marine operating revenue	—	—	6.2	—	6.2
Other revenue	23.0	2.3	—	1.8	27.1
Total Revenues	223.7	69.9	14.5	8.5	316.6
Expenses
Maintenance expense	59.9	14.0	—	0.7	74.6
Marine operating expense	—	—	4.2	—	4.2
Depreciation expense	63.5	18.0	5.0	3.0	89.5
Operating lease expense	9.1	—	—	—	9.1
Other operating expense	7.3	2.4	0.5	0.5	10.7
Total Expenses	139.8	34.4	9.7	4.2	188.1
Other Income (Expense)
Net gain on asset dispositions	71.6	1.0	0.9	0.2	73.7
Interest expense, net	(34.4)	(11.2)	(4.7)	(0.9)	(51.2)
Other expense	(0.7)	(0.4)	(0.1)	(0.8)	(2.0)
Share of affiliates' pre-tax losses	—	—	(4.8)	—	(4.8)
Segment profit (loss)	$120.4	$24.9	$(3.9)	$2.8	$144.2
Less:
Selling, general and administrative expense					47.2
Income taxes (includes $1.2 of income tax benefit related to affiliates' losses)					21.2
Net income					$75.8

Selected Data:
Investment volume	$280.4	$78.9	$—	$11.1	$370.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$64.4	$0.4	$—	$0.1	$64.9
Residual sharing income	2.0	—	0.9	—	2.9
Non-remarketing net gains (1)	5.2	0.6	—	0.1	5.9
	$71.6	$1.0	$0.9	$0.2	$73.7
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended March 31
	2023	2022
Net income (GAAP)	$77.4	$75.8
Adjustments attributable to consolidated pre-tax income:
Gain on sale of Rail Russia at Rail International (2)	$(0.3)	$—
Loss on Specialized Gas Vessels at Portfolio Management (3)	1.6	—
Total adjustments attributable to consolidated pre-tax income	$1.3	$—
Income taxes thereon, based on applicable effective tax rate	$—	$—
Other income tax adjustments attributable to consolidated income:
Income tax rate change (4)	—	(3.0)
Total other income tax adjustments attributable to consolidated income	$—	$(3.0)
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (5)	—	11.5
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$11.5
Net income, excluding tax adjustments and other items (non-GAAP)	$78.7	$84.3

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended March 31
	2023	2022
Diluted earnings per share (GAAP)	$2.16	$2.10
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.20	$2.34
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In the third quarter of 2022, we made the decision to exit our rail business in Russia ("Rail Russia). In the first quarter of 2023, we sold Rail Russia and recorded a gain on the final sale of this business.
(3)    In the second quarter of 2022, we made the decision to sell the Specialized Gas Vessels. In the first quarter of 2023, we recorded losses associated with these assets.
(4)    Deferred income tax adjustment due to an enacted corporate income tax rate reduction in Austria in 2022.
(5)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Total Assets, Excluding Cash and Short-Term Investments, by Segment
Rail North America	$6,610.8	$6,439.1	$6,405.4	$6,347.2	$6,183.7
Rail International	1,801.2	1,731.3	1,554.3	1,634.5	1,677.9
Portfolio Management	1,089.6	1,084.8	970.9	1,010.3	1,031.5
Other	368.9	364.3	348.2	351.7	366.0
Total Assets, excluding cash and short-term investments	$9,870.5	$9,619.5	$9,278.8	$9,343.7	$9,259.1
Debt and Lease Obligations, Net of Unrestricted Cash and Short-Term Investments
Unrestricted cash and short-term investments	$(177.4)	$(452.2)	$(596.3)	$(180.3)	$(649.3)
Commercial paper and bank credit facilities	20.3	17.3	16.3	20.0	18.6
Recourse debt	6,360.9	6,431.5	6,353.1	5,964.4	6,256.9
Operating lease obligations	246.2	257.9	259.0	266.7	273.4
Total debt and lease obligations, net of unrestricted cash and short-term investments	$6,450.0	$6,254.5	$6,032.1	$6,070.8	$5,899.6
Total recourse debt (1)	$6,450.0	$6,254.5	$6,032.1	$6,070.8	$5,899.6
Shareholders’ Equity	$2,101.5	$2,029.6	$1,940.5	$1,981.5	$2,060.8
Recourse Leverage (2)	3.1	3.1	3.1	3.1	2.9
 _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash and short-term investments.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash and Short-Term Investments
Total Assets	$10,048.1	$10,072.0	$9,875.4	$9,524.2	$9,908.6
Less: cash and short-term investments	(177.6)	(452.5)	(596.6)	(180.5)	(649.5)
Total Assets, excluding cash and short-term investments	$9,870.5	$9,619.5	$9,278.8	$9,343.7	$9,259.1

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	34.3%	29.7%	37.5%	18.3%	9.3%
Average renewal term (months)	37	34	33	34	30
Renewal Success Rate (2)	77.9%	85.7%	87.2%	87.7%	80.0%
Fleet Rollforward (3)
Beginning balance	100,954	101,289	101,272	100,452	101,570
Cars added	1,816	583	772	1,414	943
Cars scrapped	(324)	(486)	(506)	(594)	(547)
Cars sold	(1,227)	(432)	(249)	—	(1,514)
Ending balance	101,219	100,954	101,289	101,272	100,452
Utilization	99.3%	99.5%	99.6%	99.4%	99.3%
Average active railcars	100,552	100,618	100,783	100,079	100,253
Boxcar Fleet Rollforward
Beginning balance	8,663	10,224	10,315	10,283	12,946
Cars added	229	106	—	85	352
Cars scrapped	(103)	(94)	(91)	64	(109)
Cars sold	—	(1,573)	—	(117)	(2,906)
Ending balance	8,789	8,663	10,224	10,315	10,283
Utilization	100.0%	99.9%	100.0%	99.9%	99.8%
Average active railcars	8,720	9,032	10,267	10,239	10,856
Rail Europe Statistics
Fleet Rollforward
Beginning balance	28,005	27,701	27,470	27,192	27,109
Cars added	502	362	277	347	225
Cars scrapped/sold	(46)	(58)	(46)	(69)	(142)
Ending balance	28,461	28,005	27,701	27,470	27,192
Utilization	98.5%	99.3%	99.4%	99.9%	99.0%
Average active railcars	27,931	27,658	27,489	27,158	26,850
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (1)	79.8%	78.9%	80.1%	79.8%	79.9%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (2)	(0.3)%	(0.3)%	0.1%	(0.1)%	2.6%
Year-over-year Change in U.S. Carloadings (chemical) (2)	(6.8)%	—%	3.1%	4.9%	9.4%
Year-over-year Change in U.S. Carloadings (petroleum) (2)	12.3%	(7.6)%	(10.4)%	(13.1)%	(15.3)%
Production Backlog at Railcar Manufacturers (3)	n/a (4)	58,898	61,415	47,461	46,208
_________
(1)    As reported and revised by the Federal Reserve.
(2)    As reported by the Association of American Railroads (AAR).
(3)    As reported by the Railway Supply Institute (RSI).
(4)    Not available, not published as of the date of this release.